Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71311) of Anheuser-Busch Companies, Inc. of our report dated June 17, 2008 relating to the financial statements of the Anheuser-Busch Global Employee Stock Purchase Plan, which appears in this Form 11-K.

St. Louis, Missouri
June 17, 2008